Subsidiaries as of 12/31/08	EXHIBIT 21.1
4th Wall Management LLC (Minnesota)
ACMI Asia Inc. (Washington)
Adventure Vending Inc. (Washington)
CellCards LLC (Delaware)
CellCards of Delaware, LLC (Delaware)
CellCards of Illinois, LLC (Illinois)
Coin-Op Factory Inc. (California)
Coinstar Entertainment Services, Inc. (Delaware)
Coinstar E-Payment Services Inc. (Kansas)
Coinstar E-Payment Services Limited (United Kingdom)
Coinstar International, Inc. (Delaware)
Coinstar Ireland Limited (Republic of Ireland)
Coinstar Limited (United Kingdom)
Coinstar Money Transfer (Holdings) Limited (United Kingdom)
Coinstar Money Transfer (Ireland) Limited
Coinstar Money Transfer Austria GmbH (Austria)
Coinstar Money Transfer (EEC) (Holdings) Limited (Hong Kong)
Coinstar Money Transfer (EEC) (Hong Kong) Limited
Coinstar Money Transfer EOOD (Bulgaria)
Coinstar Money Transfer Limited (Hong Kong)
Coinstar Money Transfer Limited (United Kingdom)
Coinstar Money Transfer (MTT) Hong Kong Limited
Coinstar Money Transfer (MTT) Limited (United Kingdom)
Coinstar Money Transfer SA (Belgium)
Coinstar Money Transfer SAS (France)
Coinstar Money Transfer Spain S.A. (Spain)
Coinstar Support Services Private Limited (India)
Coinstar UK Holdings Limited (United Kingdom)
DVDXpress UK Limited (United Kingdom)
Entertainment Vending Management, LLC (Delaware)
Folz Vending, Inc. (Delaware)
GroupEx Financial Corporation (Delaware)
GroupEx Financial, S.A. (Guatemala)
GroupEx LLC (Delaware)
JRJ Express, Inc. (California)
Kimeco, LLC (California)
Mxes, S.de R.L. de C.V. (Mexico)
Redbox Automated Retail, LLC (Delaware)*
Sesame Holdings, Inc. (Delaware)
Southwest Entertainment Vending Inc. (Washington)
Sugarloaf Amusement Vending, S. de R.L. de C.V. (Mexico)

*	Majority owned subsidiary